AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of October 28, 2019, by State Street Navigator Securities Lending Trust, a Massachusetts business trust (the “Trust”), on behalf of its series State Street Navigator Securities Lending Portfolio III (the “Acquired Fund”) and State Street Navigator Securities Lending Portfolio II (the “Acquiring Fund”), and, solely with respect to Section 10.2 hereof, SSGA Funds Management, Inc. (“SSGA FM”).

The reorganization contemplated by this Agreement consists of the transfer of all assets attributable to shares of the Acquired Fund to the Acquiring Fund in exchange for shares of the Acquiring Fund (the “Reorganization Shares”), the Acquiring Fund’s assumption of all Obligations of the Acquired Fund and the distribution of the Reorganization Shares to the Acquired Fund shareholders in liquidation of the Acquired Fund all upon the terms and subject to the conditions set forth in this Agreement.

This Agreement is adopted as a plan of reorganization and liquidation within the meaning of Section 361(a) and Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and any successor provision.

The parties therefore agree as follows:

1. DEFINITIONS.

“Acquired Fund Prospectus” means, collectively, the Part A and Part B of the Acquired Fund’s registration statement, as amended or supplemented from time to time.

“Acquiring Fund Prospectus” means, collectively, the Part A and Part B of the Acquiring Fund’s registration statement, as amended or supplemented from time to time.

“Closing” means the time at which the transaction contemplated by paragraph 2.1(a)-(c) is consummated.

“Closing Date” means the date on which the Closing occurs.

“Investments” means the Acquired Fund’s investments that would be shown on its schedule of investments if such a schedule were prepared as of the close of business on the Valuation Date.

“Liquidation Date” means the date on which the Acquired Fund liquidates and distributes the Reorganization Shares to its shareholders of record pursuant to paragraph 2.1.

“Obligations” means all liabilities and obligations of the Acquired Fund of any kind whatsoever, whether absolute, accrued, contingent or otherwise, in existence on the Closing Date.

“Valuation Date” means the business day preceding the Closing Date.

2. TRANSFER OF ASSETS OF THE ACQUIRED FUND IN EXCHANGE FOR ASSUMPTION OF OBLIGATIONS AND REORGANIZATION SHARES AND LIQUIDATION OF THE TARGET FUND.

2.1.	Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein,

(a)	The Acquired Fund will transfer and deliver to the Acquiring Fund all of its assets, as set forth in paragraph 2.2;

(b)	The Acquiring Fund will assume all Obligations; and

(c)

The Acquiring Fund will issue and deliver to the Acquired Fund in exchange for its net assets a number of Reorganization Shares (including fractional shares, if any) determined by dividing the value of such net assets, computed in the manner and as of the time and date set forth in paragraph 3.1 by the net asset value of one Reorganization Share computed in the manner and as of the time and date set forth in paragraph 3.2. Such transactions shall take place at the Closing.

2.2.

The assets of the Acquired Fund to be acquired by the Acquiring Fund shall consist of all assets attributable to the Acquired Fund’s shares, including cash, securities, dividends and interest receivable, receivables for shares sold and all other assets that are owned by the Acquired Fund on the Closing Date, including any prepaid expenses, other than unamortized reorganizational expenses, shown as an asset on the books of the Acquired Fund on the Closing Date. The Acquiring Fund agrees that all rights to indemnification and all limitations of liability existing in favor of the Acquired Fund’s current and former trustees or directors and officers, acting in their capacities as such shall survive the reorganization, and shall continue in full force and effect, without any amendment thereto. The Acquiring Fund further agrees that such rights and limitations may be asserted against the Acquiring Fund, its successors or assigns.

2.3.

On the Liquidation Date, the Acquired Fund will liquidate and distribute pro rata to its shareholders of record of its shares, determined as of the close of business on the Valuation Date, the Reorganization Shares received by the Acquired Fund pursuant to paragraph 2.1. Such liquidation and distribution will be accomplished by the transfer of the Reorganization Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund’s shareholders and representing the respective pro rata number of Reorganization Shares due such shareholders. The Acquiring Fund shall not be obligated to issue certificates representing Reorganization Shares in connection with such exchange.

2.4.

With respect to Reorganization Shares distributable pursuant to paragraph 2.3 to an Acquired Fund shareholder holding a certificate or certificates for shares of the Acquired Fund, if any, on the Valuation Date, the Acquired Fund will not permit such shareholder to receive Reorganization Share certificates therefor, to exchange such Reorganization Shares for shares of other investment companies, to effect an account transfer of such Reorganization Shares or to pledge or redeem such Reorganization Shares until the Acquired Fund shareholder has surrendered all his or her outstanding certificates for Acquired Fund shares or, in the event of lost certificates, posted adequate bond.

2.5.

As soon as practicable after the Closing Date, the Trust, on behalf of the Acquired Fund, shall make all filings and take all other steps as shall be necessary and proper to effect the complete dissolution of the Acquired Fund under applicable state law. After the Closing Date, the Acquired Fund shall not conduct any business except in connection with its dissolution, including compliance with the requirements of paragraph 2.4.

2.6

Any reporting responsibility of the Acquired Fund, including, but not limited to, the responsibility for the filing of regulatory reports, tax returns, or other documents with the Securities and Exchange Commission, any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund until the Acquired Fund completes its liquidation and dissolves. Thereafter, any such reporting responsibilities shall be the responsibility of the Acquiring Fund’s investment manager on behalf of the Acquired Fund.

3. VALUATION.

3.1.

The value of the Acquired Fund’s assets to be acquired by the Acquiring Fund hereunder shall be the value of such assets computed as of 3:30 p.m. on the Valuation Date using the valuation procedures set forth in the organizational documents of the Acquiring Fund and/or the Acquiring Fund Prospectus for determining net asset value, after deduction for any expenses of the reorganization contemplated hereby to be paid by the Acquired Fund, and shall be certified by the Acquired Fund.

3.2.

For the purpose of paragraph 3.1, the net asset value of a Reorganization Share shall be the net asset value per share computed as of 3:30 p.m. on the Valuation Date, using the valuation procedures set forth in the organizational documents of the Acquiring Fund and/or the Acquiring Fund Prospectus for determining net asset value, provided, however, that the net asset value per share shall be computed to four decimal places.

4. CLOSING AND CLOSING DATE.

4.1.

The Closing Date shall be on such date as the Acquiring Fund and Acquired Fund may agree. The Closing shall be held at SSGA FM’s offices, One Iron Street, Boston, Massachusetts 02210 (or such other place as the parties may agree), at such time as the parties may agree.

4.2.

On the Closing Date, the Acquired Fund’s assets, including all of the Acquired Fund’s cash, shall be delivered by the Acquired Fund to the custodian for the account of the Acquiring Fund. All portfolio securities so delivered to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department’s book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the Investment Company Act of 1940, as amended (the “1940 Act”) and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of “[Custodian], custodian for [Acquiring Fund].”

4.3.

In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed for trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on the New York Stock Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquired Fund or the Acquiring Fund is impracticable, the Closing Date shall be postponed until the first business day after the day on which trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored within three business days of the Valuation Date, this Agreement may be terminated by either the Acquired Fund or the Acquiring Fund upon the giving of written notice to the other party.

4.4.

At the Closing, the Acquired Fund or its transfer agent shall deliver to the Acquiring Fund or its designated agent a list of the names and addresses of the Acquired Fund’s shareholders and the number of outstanding shares of the Acquired Fund owned by each Acquired Fund shareholder, and indicating the number, if any, of such shares represented by an outstanding share certificate, all as of the close of business on the Valuation Date. On the Closing Date, the Acquiring Fund will provide to the Acquired Fund evidence satisfactory to the Acquired Fund that the Reorganization Shares issuable pursuant to paragraph 2.1 have been credited to the Acquired Fund’s account on the books of the Acquiring Fund. On the Liquidation Date, the Acquiring Fund will provide to the Acquired Fund evidence satisfactory to the Acquired Fund that such Reorganization Shares have been credited pro rata to open accounts in the names of the Acquired Fund’s shareholders as provided in paragraph 2.3.

4.5.

At the Closing, each party shall deliver to the other such bills of sale, instruments of assumption of Obligations, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by paragraph 2.

5. REPRESENTATIONS AND WARRANTIES.

5.1.

The Acquired Fund represents and warrants the following to the Acquiring Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)	The Trust is duly organized, validly existing and in good standing under the laws of its state of organization;

(b)

The Trust is a duly registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect, and, as applicable, the Acquired Fund is a separate series thereof duly designated in accordance with the applicable provisions of the organizational documents of the Trust and the 1940 Act;

(c)

The Acquired Fund is not in violation in any material respect of any provision of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(d)

The Acquired Fund has no material contracts or other commitments (other than this Agreement and such other contracts as may be entered into in the ordinary course of its business) that if terminated may result in material liability to the Acquired Fund or under which (whether or not terminated) any material payments for periods subsequent to the Closing Date will be due from the Acquired Fund;

(e)

To the knowledge of the Acquired Fund, except as has been disclosed in writing to the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquired Fund, any of its properties or assets, or any person whom the Acquired Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Acquired Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(f)

The unaudited statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments of the Acquired Fund, as of the last day of and for its most recently completed semiannual period, copies of which have been filed with the Securities and Exchange Commission or furnished to the Acquiring Fund, fairly reflect the financial condition and results of operations of the Acquired Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied. In addition, the Acquired Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since the last day of the Acquired Fund’s most recently completed semiannual period;

(g)

Since the last day of the Acquired Fund’s most recently completed semiannual period, there has not been any material adverse change in the Acquired Fund’s financial condition, assets, Obligations or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquired Fund of indebtedness, except as disclosed in writing to the Acquiring Fund. For the purposes of this subparagraph (g), distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business;

(h)

The Acquired Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a “regulated investment company” within the meaning of Sections 851 and 852 of the Code in respect of each taxable year since the commencement of its operations, and will continue to meet such requirements at all times through the Closing Date;

(i)

Except as otherwise disclosed to the Acquiring Fund, as of the Closing Date: (i) the Acquired Fund shall have duly and timely filed all federal, state and other tax returns and reports of the Acquired Fund (including, but not limited to, information returns) required by law to have been filed by such date (giving effect to extensions), and all federal, state and other taxes shown to be due on such returns and reports or on any assessment received shall have been paid, or provisions shall have been made for the payment thereof; (ii) all such returns and reports are accurate and complete as of the time of their filing, and accurately state the amount of tax (if any) owed for the periods covered by the returns, or, in the case of information returns, the amount and character of income or other information required to be reported by the Acquired Fund; (iii) all of the Acquired Fund’s tax liabilities will have been adequately provided for on its books; and (iv) the Acquired Fund will have had no known tax deficiency or liability asserted against it or question with respect thereto raised by the Internal Revenue Service or by any state or local tax authority, and the Acquired Fund will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

(j)

All issued and outstanding shares of the Acquired Fund have been, and at the Closing Date will have been, issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquired Fund are outstanding and none will be outstanding on the Closing Date;

(k)

The Acquired Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquired Fund Prospectus, except as previously disclosed in writing to the Acquiring Fund;

(l)

The execution, delivery and performance of this Agreement has been duly authorized by the trustees of the Acquired Fund, and, upon approval thereof by the required majority of the shareholders of the Acquired Fund, this Agreement will constitute the valid and binding obligation of the Acquired Fund enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(m)

The Reorganization Shares to be issued to the Acquired Fund pursuant to paragraph 2 will not be acquired for the purpose of making any distribution thereof other than to the Acquired Fund’s shareholders as provided in paragraph 2.3;

(n)

No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act and state securities or “Blue Sky” laws (which terms used herein shall include the laws of the District of Columbia and of Puerto Rico);

(o)

On the Closing Date, the Acquired Fund will have good and marketable title to its assets to be transferred to the Acquiring Fund pursuant to paragraph 2.1 and will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other of its assets and Obligations to be transferred to the Acquiring Fund pursuant to this Agreement. At the Closing Date, subject only to the delivery of the Investments and any such other assets and Obligations and payment therefor as contemplated by this Agreement, the Acquiring Fund will acquire good and marketable title thereto and will acquire the Investments and any such other assets and Obligations subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof, except as previously disclosed to the Acquiring Fund;

(p)

On the Closing Date, the Acquired Fund will have sold such of its assets, if any, as are necessary based on information provided by the Acquiring Fund and contingent on the accuracy of such information to assure that, after giving effect to the acquisition of the assets of the Acquired Fund pursuant to this Agreement, the Acquiring Fund, if classified as a “diversified company” within the meaning of Section 5(b)(1) of the 1940 Act, will remain a “diversified company” and in compliance in all material respects with such other investment restrictions as are set forth in the Acquiring Fund Prospectus, as amended through the Closing Date; and

(q)

No registration of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of the Acquired Fund or the Acquiring Fund, except as previously disclosed by the Acquired Fund to the Acquiring Fund.

5.2.

The Acquiring Fund represents and warrants the following to the Acquired Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a)	The Trust is duly organized, validly existing and in good standing under the laws of its state of organization;

(b)

The Trust is a duly registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect, and the Acquiring Fund, as applicable, is a separate series thereof duly designated in accordance with the applicable provisions of the organizational documents of the Trust and the 1940 Act;

(c)

On the Closing Date, the registration statement does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there are no material contracts to which the Acquiring Fund is a party that are not referred to in the Acquiring Fund Prospectus or in the registration statement of which it is a part;

(d)	On the Closing Date, the Acquiring Fund will have good and marketable title to its assets;

(e)

The Acquiring Fund is not in violation in any material respect of any provisions of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which the Acquiring Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(f)

To the knowledge of the Acquiring Fund, except as has been disclosed in writing to the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquiring Fund, any of its properties or assets, or any person whom the Acquiring Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(g)

The statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments of the Acquiring Fund, as of the last day of and for its most recently completed fiscal year, audited by the Acquiring Fund’s independent registered public accounting firm (and, if applicable, an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for any subsequent semiannual period following the most recently completed fiscal year), copies of which have been furnished to the Acquired Fund, fairly reflect the financial condition and results of operations of the Acquiring Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied. In addition, the Acquiring Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since the last day of the Acquiring Fund’s most recently completed fiscal year;

(h)

Since the last day of the Acquiring Fund’s most recently completed fiscal year, there has not been any material adverse change in the Acquiring Fund’s financial condition, assets, Obligations or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquiring Fund of indebtedness, except as disclosed in writing to the Acquired Fund. For the purposes of this subparagraph (h), any distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business;

(i)

The Acquiring Fund has met the requirements of Subchapter M of the Code for qualification and treatment as a “regulated investment company” within the meaning of Sections 851 and 852 of the Code in respect of each taxable year since the commencement of operations, and will continue to meet such requirements at all times through the Closing Date;

(j)

Except as otherwise disclosed to the Acquired Fund, as of the Closing Date: (i) the Acquiring Fund shall have duly and timely filed all federal, state and other tax returns and reports of the Acquiring Fund (including, but not limited to, information returns) required by law to have been filed by such date (giving effect to extensions) and all federal, state and other taxes shown to be due on such returns and reports or any assessments received shall have been paid, or provisions shall have been made for the payment thereof; (ii) all such returns and reports are accurate and complete as of the time of their filing, and accurately state the amount of tax (if any) owed for the periods covered by the returns, or, in the case of information returns, the amount and character of income or other information required to be reported by the Acquiring Fund; (iii) all of the Acquiring Fund’s tax liabilities will have been adequately provided for on its books; and (iv) the Acquiring Fund will have had no known tax deficiency or liability asserted against it or question with respect thereto raised by the Internal Revenue Service or by any state or local tax authority, and the Acquiring Fund will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

(k)

All issued and outstanding shares of the Acquiring Fund have been, and at the Closing Date will have been, issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of common shares of the Acquiring Fund are outstanding and none will be outstanding on the Closing Date;

(l)

The Acquiring Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquiring Fund Prospectus;

(m)

The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and this Agreement constitutes the valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(n)

No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act and state securities or “Blue Sky” laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).

6. COVENANTS OF THE ACQUIRED FUND AND THE ACQUIRING FUND.

Each of the Acquired Fund and the Acquiring Fund hereby covenants and agrees with the other as follows:

6.1.

The Acquiring Fund and the Acquired Fund will each operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions.

6.2.

The Acquiring Fund will advise the Acquired Fund promptly if at any time prior to the Closing Date the assets of such Acquired Fund include any securities that the Acquiring Fund is not permitted to acquire.

6.3.

Subject to the provisions of this Agreement, the Acquired Fund and the Acquiring Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to cause the conditions to the other party’s obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.

6.4.

The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state securities or “Blue Sky” laws as it may deem appropriate in order to continue its operations after the Closing Date.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND.

The obligation of the Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

7.1.

The Acquiring Fund shall have delivered to the Acquired Fund a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Acquiring Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

7.2.	The Acquired Fund shall have received a favorable opinion of counsel to the Acquiring Fund, dated the Closing Date and in a form satisfactory to the Acquired Fund, to the following effect:

(a)

The Trust is duly organized and validly existing under the laws of its state of organization and has power to own all of its properties and assets and to carry on its business as presently conducted, and, as applicable, the Acquiring Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the organizational documents of the Trust;

(b)

This Agreement has been duly authorized, executed and delivered on behalf of the Acquiring Fund and, assuming the due authorization, execution and delivery of this Agreement by the Acquired Fund, is the valid and binding obligation of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c)

The Acquiring Fund has the power to assume the Obligations to be assumed by it hereunder and, upon consummation of the transactions contemplated hereby, the Acquiring Fund will have duly assumed such Obligations; and

(d)	The execution and delivery of this Agreement did not, and the performance by the Acquiring Fund of its obligations hereunder will not, violate the Acquiring Fund’s organizational documents.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND.

The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

8.1.

The Acquired Fund shall have delivered to the Acquiring Fund a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Acquired Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

8.2.	The Acquiring Fund shall have received a favorable opinion of counsel to the Acquired Fund dated the Closing Date and in a form satisfactory to the Acquiring Fund, to the following effect:

(a)

The Trust is duly organized and validly existing under the laws of its state of organization and has power to own all of its properties and assets and to carry on its business as presently conducted, the securities are duly authorized, and the Acquired Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the organizational documents of the Trust;

(b)

This Agreement has been duly authorized, executed and delivered on behalf of the Acquired Fund and, assuming the due authorization, execution and delivery of this Agreement by the Acquiring Fund, is the valid and binding obligation of the Acquired Fund enforceable against the Acquired Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c)

The Acquired Fund has the power to sell, assign, transfer and deliver the assets to be transferred by it hereunder, and, upon consummation of the transactions contemplated hereby, the Acquired Fund will have duly transferred such assets to the Acquiring Fund; and (d) The execution and delivery of this Agreement did not, and the performance by the Acquired Fund of its obligations hereunder will not, violate the Acquired Fund’s organizational documents.

8.3.

On or prior to the Closing Date, the Acquired Fund shall have declared a dividend or dividends that, together with all previous dividends, shall have the effect of distributing, in distributions qualifying for the dividends paid deduction, (i) all of the excess of (a) the Acquired Fund’s interest income excludable from gross income under Section 103(a) of the Code over (b) the Acquired Fund’s deductions disallowed under Sections 265 or 171(a)(2) of the Code, (ii) all of the Acquired Fund’s investment company taxable income as defined in Section 852 of the Code and (iii) all of the Acquired Fund’s realized net capital gain (after reduction for any capital loss carryovers); the amounts in (i), (ii) and (iii) shall in each case be computed without regard to the dividends paid deduction and shall include amounts in respect of both (x) the Acquired Fund’s taxable year that will end on the Closing Date, and (y) any prior taxable year of the Acquired Fund, to the extent such dividend or dividends are eligible to be treated as paid during such prior year under Section 855(a) of the Code.

8.4.

The Acquired Fund shall have furnished to the Acquiring Fund a certificate signed by an officer of the Acquired Fund as to the adjusted tax basis in the hands of the Acquired Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement, and shall have delivered a copy of the tax books and records of the Acquired Fund, including but not limited to information necessary for purposes of preparing any tax returns, reports and information returns required by law to be filed by the Acquiring Fund after the Closing Date.

9. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH OF THE ACQUIRED FUND AND THE ACQUIRING FUND.

The respective obligations of the Acquired Fund and the Acquiring Fund hereunder are subject to the further conditions that on or before the Closing Date:

9.1.

On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby.

9.2.

All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Securities and Exchange Commission and of state “Blue Sky” and securities authorities) deemed necessary by the Acquired Fund, or the Acquiring Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except when failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquired Fund, or the Acquiring Fund.

9.3.

The Acquired Fund and the Acquiring Fund shall have received a favorable opinion of Ropes & Gray LLP in a form reasonably satisfactory to each of them (which opinion will be subject to certain qualifications), substantially to the effect that, on the basis of existing provisions of the Code, U.S. Treasury regulations promulgated thereunder, current administrative rules and court decisions, as further described below, generally for U.S. federal income tax purposes:

(a)

The acquisition by Acquiring Fund of all the assets of Acquired Fund in exchange for Reorganization Shares and the assumption of all Obligations by the Acquiring Fund, followed by the distribution by Acquired Fund to its shareholders of all the Reorganization Shares it received in complete liquidation and termination of Acquired Fund, all pursuant to this Agreement will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code, and the Acquired Fund and the Acquiring Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code;

(b)

Under Sections 361 and 357 of the Code, the Acquired Fund will not recognize gain or loss upon (i) the transfer of all its assets to the Acquiring Fund in exchange for Reorganization Shares and the assumption by the Acquiring Fund of all the liabilities of the Acquired Fund, or (ii) the distribution of the Reorganization Shares by the Acquired Fund to its shareholders in liquidation, except for (A) any gain or loss recognized on (1) “Section 1256 contracts” as defined in Section 1256(b) of the Code or (2) stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (B) any other gain or loss required to be recognized by reason of the reorganization (1) as a result of the closing of the tax year of the Acquired Fund, (2) upon the termination of a position, or (3) upon the transfer of such asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code;

(c)

Under Section 1032 of the Code, the Acquiring Fund will not recognize gain or loss upon the receipt of the assets of the Acquired Fund in exchange for Reorganization Shares and the assumption by the Acquiring Fund of all liabilities and obligations of the Acquired Fund;

(d)

Under Section 362(b) of the Code, the Acquiring Fund’s tax basis in the assets of the Acquired Fund transferred to the Acquiring Fund will be the same as the Acquired Fund’s tax basis in such assets immediately prior to the transfer, adjusted for any gain or loss required to be recognized as described in (b) above;

(e)

Under Section 1223(2) of the Code, the Acquiring Fund’s holding periods for the assets it receives from the Acquired Fund, other than any asset with respect to which gain or loss is required to be recognized as described in (b) above, will include the periods during which such assets were held or treated for federal income tax purposes as being held by the Acquired Fund;

(f)	Under Section 354 of the Code, the Acquired Fund’s shareholders will not recognize gain or loss upon the exchange of all of their shares of the Acquired Fund for the Reorganization Shares;

(g)

Under Section 358 of the Code, the aggregate tax basis of Reorganization Shares that an Acquired Fund shareholder receives will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor;

(h)

Under Section 1223(1) of the Code, an Acquired Fund shareholder’s holding period for the Reorganization Shares received will include the shareholder’s holding period for the Acquired Fund shares exchanged therefor, provided the shareholder held such Acquired Fund shares as capital assets on the date of the exchange;

(i)

The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury regulations thereunder;

The opinion will be based on certain factual certifications made by officers of the Acquired Fund and the Acquiring Fund and will also be based on customary assumptions. The opinion may note and distinguish certain published precedent. The opinion is not a guarantee that the tax consequences of the reorganization will be as described above. There is no assurance that the Internal Revenue Service or a court would agree with the opinion.

9.4

At any time prior to the Closing, any of the foregoing conditions of this Agreement may be waived jointly by the board of trustees/directors of each of the Acquired Fund and the Acquiring Fund, if, in their judgment, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquired Fund or the Acquiring Fund.

10. BROKERAGE FEES AND EXPENSES.

10.1.

Each of the Acquired Fund and Acquiring Fund represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

10.2.

The Acquired Fund and the Acquiring Fund will bear the costs and expenses of the Reorganization (the “Expenses”), the Expenses to be allocated equally to Acquiring Fund and Acquired Fund as of the Valuation Time; provided that, pursuant to an existing contractual obligation, SSGA FM shall be required, to the extent applicable, to bear and pay a portion of the Expenses apportioned to the Acquired Fund and the Acquiring Fund under this Section 10.2; and, provided further such Expenses will in any event be paid by the party bearing such Expenses.

11. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

11.1.

Each of the Acquired Fund and Acquiring Fund agrees that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

11.2.

The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except paragraphs 2.1, 2.2, 2.3, 2.5, 10, 11, 14 and 15.

12. TERMINATION.

12.1.

This Agreement may be terminated by the mutual agreement of the Acquired Fund and Acquiring Fund. In addition, either the Acquired Fund or the Acquiring Fund may at its option terminate this Agreement at or prior to the Closing Date because:

(a)	of a material breach by the other of any representation, warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing Date;

(b)	a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met; or

(c)

any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this paragraph 12.1(c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied.

If any transaction contemplated by this Agreement has not been substantially completed by the first anniversary of this Agreement, this Agreement shall automatically terminate on that date with respect to that transaction, unless a later date is agreed to by both the Acquired Fund and the Acquiring Fund.

12.2.

If for any reason any transaction contemplated by this Agreement is not consummated, no party shall be liable to any other party for any damages resulting therefrom, including without limitation consequential damages.

13. AMENDMENTS.

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Acquired Fund and the Acquiring Fund; provided, however, that no amendment that under applicable law requires approval by shareholders of the Acquired Fund or the Acquiring Fund shall be effective without such approval having been obtained.

14. NOTICES.

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Acquired Fund or the Acquiring Fund, One Iron Street, Boston, Massachusetts 02210, Attention: Secretary.

15. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; NON-RECOURSE.

15.1.	The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.2.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

15.3.

This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction. 15.4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

15.5.

A copy of the Master Trust Agreement, as amended of the Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, agent or employee of the Trust shall have any personal liability under this Agreement, and that insofar as it relates to the Acquiring Fund or the Acquired Fund, this Agreement is binding only upon the assets and properties of the Acquiring Fund or the Acquired Fund.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as set forth below.

State Street Navigator Securities Lending Trust

On behalf of the Acquired Fund
Attested by:

/s/ Bruce S. Rosenberg	By:	/s/ Ellen M. Needham
Name: Bruce S. Rosenberg	Name:	Ellen M. Needham
	Title:	President

State Street Navigator Securities Lending Trust

On behalf of the Acquiring Fund
Attested by:

/s/ Bruce S. Rosenberg	By:	/s/ Ellen M. Needham
Name: Bruce S. Rosenberg	Name:	Ellen M. Needham
	Title:	President

Solely for purposes of Section 10.2 of the Agreement

SSGA Funds Management, Inc.
Attested by:

/s/ Bruce S. Rosenberg	By:	/s/ Ellen M. Needham
Name: Bruce S. Rosenberg	Name:	Ellen M. Needham
	Title:	President